UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 28, 2007
DGSE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2817 Forest Lane, Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 484-3662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On March 28, 2007 Mr. Paul Hagen has resigned as a director and member of the audit committee of DGSE Companies, Inc. Mr. Hagen has reviewed and approved this disclosure.
On March 30, 2007 the Company appointed Mr. Alfred W. Slayton a independent director and member of the audit committee of the Company. For the last twenty years Mr. Slayton has been an independent financial advisor through Grant Bettingen, Inc. (NASD) and Wedbush Securities {NYSE). Mr. Slayton is a former certified public accountant and the Company considers him a financial expert. Mr. Slayton will be compensated $ 500 for each board meeting and audit committee meeting attended.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be sign on its behalf by the undersigned hereto duly authorized.

DGSE Companies, Inc. (Registrant)
March 30, 2007
/s/ L.S. Smith
L.S. Smith — Chairman and CEO